UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

STONERIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377

(Address of principal executive offices, and Zip Code)

(248) 489-9300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2022, Stoneridge, Inc. (the “Company”) was notified that Kevin R. Heigel, Senior Vice President of Integrated Supply Chain, would be returning to a consulting role to support the Company’s global integrated supply chain initiatives on an as-needed basis and as a result, is no longer employed directly by the Company, effective July 1, 2022.

ITEM 7.01	Regulation FD Disclosure.

On July 5, 2022, the Company announced (i) the Company’s Board of Directors appointed Salvatore Orsini as the Company’s Chief Procurement Officer (“CPO”), effective July 5, 2022, and (ii) Mr. Heigel has returned to a consulting role to support the Company’s global integrated supply chain initiatives on an as-needed basis and as a result, is no longer employed directly by the Company, effective July 1, 2022. The press release containing those announcements is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01. The information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

There is no arrangement or understanding between Mr. Orsini and any other person pursuant to which he was elected as an officer of the Company other than an understanding between the Company and Mr. Orsini regarding his initial compensation and benefits, and there are no family relationships between Mr. Orsini and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Orsini has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. The Company has not entered into an employment agreement with Mr. Orsini.

ITEM 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 5, 2022, announcing Mr. Orsini’s appointment as CPO and Mr. Heigel’s return to a consulting role.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: July 5, 2022	/s/ Matthew R. Horvath
Matthew R. Horvath Chief Financial Officer and Treasurer (Principal Financial Officer)